Exhibit 24.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1995 incorporated by reference in Southwestern Energy Company's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement dated November 1, 1995.

                             Arthur Andersen LLP


Tulsa, Oklahoma
 November 1, 1995